LICENSE BACK AGREEMENT

     This LICENSE BACK AGREEMENT (this "AGREEMENT") is entered into as of November 3, 2000, by and between Valence Technology, Inc., a Delaware corporation ("VALENCE"), Valence Technology (Nevada), Inc., a Nevada corporation and wholly owned subsidiary of Valence ("US LICENSOR"), and Valence Technologies Cayman Islands Limited, a Cayman Islands company ("FOREIGN LICENSOR") (hereinafter, US Licensor and Foreign Licensor are collectively referred to as the "LICENSORS") and Telcordia Technologies, Inc., a Delaware corporation ("Telcordia").

                                    RECITALS

     A. Pursuant to that certain purchase agreement of even date herewith between Valence, Licensors and Telcordia (the "PURCHASE AGREEMENT"), Licensors purchased certain intellectual property assets concerning lithium or sodium ion polymer battery technology from Telcordia.

     B. As a condition to the Purchase Agreement, the parties agreed to enter into this Agreement whereby Licensors grant to Telcordia a fully-paid license to certain intellectual property assets in a specific field of use, all as set forth in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement the following terms have the meanings set forth below:

     1.1 "ACTION" shall have the meaning set forth in SECTION 8.9 below.

     1.2 "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

     1.3 "CONFIDENTIAL INFORMATION" shall have the meaning set forth in SECTION
4.1 below.

     1.4 "INDEMNIFIED PARTY" shall have the meaning set forth in SECTION 7.3 below.

     1.5 "INDEMNIFYING PARTY" shall have the meaning set forth in SECTION 7.3 below.

     1.6 "INTELLECTUAL PROPERTY" means the Knowledge Transfer Book and Patents, including the contract and licensing rights, and legal claims and defenses related to any of the foregoing as may exist now and/or hereafter come into existence, and all renewals and extensions thereof, whether registered or not, licensed to or owned by the Licensors.

     1.7 "KNOWLEDGE TRANSFER BOOK" means the compilation of ideas, formulas, compositions, manufacturing and production processes and techniques, technical data, research, techniques, performance criteria and the like as such is provided to licensees of the Licensors', including the copyrights, copyright registrations and applications for registration related thereto and further including the right to practice all inventions, processes and techniques described therein..

     1.8 "LICENSED PROPERTY" means the Patents and the Knowledge Transfer Book.

     1.9 "LICENSORS INDEMNIFIED PARTIES" shall have the meaning set forth in
SECTION 7.1 below.

     1.10 "PATENTS" means the patents and patent applications listed in SCHEDULE
1.1 attached hereto, including (i) the patent rights in such patents and patent applications, and the inventions covered thereby, including, without limitation, the exclusive right to make, use and sell the inventions, (ii) any additional patent rights, which are continuations, continuations-in-part, divisionals or substitutes of such patents or patent applications , and the inventions covered thereby, (iii) any reexaminations, reissues, renewals or extensions of any and all of the foregoing patents or patent applications, and (iv) foreign counterparts of any and all of the foregoing, in each such patent or patent application.

     1.11 "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, joint stock company, joint venture, unincorporated organization, or other entity.

     1.12 "PERMITTED TECHNOLOGY" means (a) polymer supercapacitors, (b) polymer asymmetric hybrid devices having a capacity of no more than 80 watt-hours per kg and (c) other non-battery application (e.g. electrochromic devices and sensors).

     1.13 "REGULATORY ACTION" means any claim, demand, action or proceeding (including, without limitation, any civil, criminal and/or administrative proceeding) brought, threatened or initiated by any governmental authority in connection with the acts of the Indemnifying Party, or any of its subsidiaries, Affiliates, officers, directors, attorneys, accountants, agents or employees, including without limitation, performance under the terms of this Agreement.

     1.14 "TELCORDIA INDEMNIFIED PARTY" shall have the meaning set forth in
SECTION 7.2 below.

     1.15 "TERM" shall have the meaning set forth in SECTION 3.1 below.

     1.16 "THIRD PARTY CLAIM" means any third party claim, action, demand or proceeding (other than Regulatory Actions) made, asserted or threatened against any Indemnified Party arising out of any of the acts of the Indemnifying Party, or any of its subsidiaries, Affiliates, officers, directors, attorneys, accountants, agents or employees, including without limitation, arising out of the Indemnifying Party's performance under the terms of this Agreement.

2.   LICENSE GRANT

     2.1 LICENSE GRANT. Licensors hereby grant to Telcordia a worldwide, fully paid, nonexclusive license to make and use the Licensed Property during the Term, solely to research, design and develop the Permitted Technology. Licensors also hereby grant to Telcordia a worldwide, fully paid, nonexclusive right to sublicense the Licensed Property in connection with the Permitted Technologies to (1) distributors solely to manufacture and distribute the Permitted Technology and (2) end users to use the Permitted Technology. Nothing herein shall grant any right, either expressly or by implication, to exploit the Licensed Property as a standalone technology or to manufacture and/or distribute batteries. Licensors also hereby grant to Telcordia a worldwide, fully paid, nonexclusive license to use the Knowledge Transfer Book in performing consulting services to third parties. Except as noted above, this license does not grant Telcordia the right to disclose or license the Knowledge Transfer Book or the information contained therein, to such third parties.

     2.2 PATENT MARKING. Licensors may require that any Permitted Technology incorporating any patented technology be marked with patent numbers representing patents covering such technology pursuant to 35 United States Code ss.287 or similar laws in other nations.

     2.3 GOVERNMENTAL REQUIREMENTS. Telcordia shall fully comply with any legislative and regulatory requirements (including any regulations, statutory or otherwise, relating to environmental controls) directly or indirectly applicable to the performance of its obligations hereunder. Because the rights licensed under this Agreement are in part based on technology of United States origin, Telcordia shall comply with all current and future United States export regulations, including export embargoes and export licensing provisions.

3.   TERM AND TERMINATION

     3.1 TERM. The term of this Agreement shall continue from the Effective Date until the last of the patents making up the Licensed Properties expires unless terminated earlier by either party pursuant to the terms of SECTION 3.2 below (the "TERM").

     3.2 TERMINATION.

     3.2.1 TERMINATION FOR CAUSE. Either party may terminate this Agreement immediately by giving written notice to the other party if (1) the other party commits a material breach of any of its obligations under this Agreement and such breach is not cured within thirty (30) days after the breaching party receives notice of such breach from the non-breaching party or, where the breach is such that it cannot be completely remedied within thirty (30) days, the breaching party has not commenced a remedy within the thirty day period or after commencing a remedy, the breaching party has not continued to diligently and expeditiously take all steps necessary to remedy such default or (2) any representation, warranty or covenant statement by the other party to this Agreement is breached, proves to have been incorrect in any material respect or contains any material omissions.

     3.3 BREACH BY A SUB-LICENSEE. In the event that Telcordia sublicenses the Licensed

Property to a third party pursuant to the terms of this Agreement, and such third party breaches its agreement with Telcordia, such breach shall not result in or be considered a breach of this Agreement by Telcordia.

     3.4 OBLIGATIONS UNDER TERMINATION. Upon termination of this Agreement, the following shall occur:

     3.4.1 Telcordia shall immediately stop exploiting the Licensed Property, including but not limited to, making, using, and/or sublicensing the Licensed Property;

     3.4.2 Telcordia agrees that it will destroy or return any and all documents in its possession concerning the Licensed Property; and

     3.4.3 Each party agrees that it will destroy or return to the other party any and all Confidential Information received from the other party pursuant to this Agreement.

     3.5 EFFECT OF TERMINATION ON END USERS. Notwithstanding the provisions of
SECTION 3.4 above, in the event of termination or expiration of this Agreement, any sublicenses of the Licensed Properties granted to end users of the Permitted Technology pursuant to this Agreement will survive in order to allow such end user to continue using its validly obtained and licensed Permitted Technology.

4.   CONFIDENTIALITY

     4.1 CONFIDENTIAL INFORMATION. During the term of this Agreement, either party may come into possession of the other party's Confidential Information. For the purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any information that a party designates as confidential in writing or which the receiving party knows or has reason to know is confidential. Without limiting the foregoing, Confidential Information includes financial, business and technical plans and strategies, inventions, new products or services, technology, any know how and other trade secrets that Telcordia develops, related to the Intellectual Property under this Agreement, and any passwords for servers. Confidential Information does not include information which is: (a) already known by the receiving party at time of disclosure; (b) or becomes, through no act or fault of the receiving party, publicly known; (c) received by the receiving party from a third party without a restriction on disclosure or use; or (d) independently developed by the receiving party without reference to the disclosing party's Confidential Information. The receiving party may disclose Confidential Information to the extent required to be disclosed by a court or governmental agency pursuant to a statute, regulation or valid order; provided that the receiving party first notifies the disclosing party and gives it the opportunity to seek a protective order or to contest such required disclosure.

     4.2 RESTRICTIONS. Each party will hold the disclosing party's Confidential Information in confidence and will not use such information except as permitted under this Agreement. Each party will use the same precautions to prevent disclosure to third parties of such information as it uses with its own confidential information, but in no case less than reasonable efforts.

     4.3 ADDITIONAL OBLIGATIONS. The parties agree (i) not to alter or remove any identification of any copyright, trademark or other proprietary rights notice which indicates the ownership of any part of the Confidential Information, and
(ii) to notify the other party of the circumstances surrounding any possession, use or knowledge of the Confidential Information by any person or entity other than those authorized by this Agreement.

5.   REPRESENTATIONS AND WARRANTIES

     5.1 MUTUAL REPRESENTATIONS AND WARRANTIES.

     5.1.1 ORGANIZATION AND QUALIFICATION. Each party represents and warrants that it is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized, is duly qualified and in good standing as a foreign corporation in every state in which the character of its business requires such qualifications, and has the power to own its property and to carry on its business as now being conducted.

     5.1.2 AUTHORIZED AGREEMENT. Each party represents and warrants that the execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement, are within its powers, have been duly authorized by all necessary corporate action, do not require any consent or other action by and in respect of or filing with any third party or governmental body or agency and do not, and will not, contravene, violate or conflict with or constitute a default under any provision of applicable law, regulation, or published interpretive guidance or ruling.

6.   DISCLAIMER & LIMITATION OF LIABILITY

     6.1 DISCLAIMER OF WARRANTIES. THE WARRANTIES SET FORTH HEREIN ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY THE RESPECTIVE PARTIES. THE PARTIES EXPRESSLY DISCLAIM, AND HEREBY EXPRESSLY WAIVE, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     6.2 SCOPE OF LIABILITY. TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR LOST PROFITS OR OTHER CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES, BASED UPON A CLAIM OF ANY TYPE OR NATURE (INCLUDING BUT NOT LIMITED TO CONTRACT, TORT INCLUDING NEGLIGENCE, WARRANTY OR STRICT LIABILITY), OR CLAIMS ARISING FROM THE TERMINATION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.   INDEMNIFICATION

     7.1 INDEMNIFICATION BY TELCORDIA. Regardless of any investigation made at any time by or on behalf of Licensors, or any information that Licensors may have, Telcordia unconditionally agrees to protect, defend, indemnify and save and hold Licensors, and each of Licensor's subsidiaries, Affiliates, officers, directors, attorneys, accountants, agents and employees (the "LICENSORS INDEMNIFIED PARTIES"), free and harmless from and against any and all costs, demands, losses, claims, liabilities, fines, penalties, assessments, damages (whether or not "punitive" in nature), including the burden and expense of defending against all Third Party Claims and Regulatory Actions (even if such Third Party Claims or Regulatory Actions are groundless, false or fraudulent), or amounts paid in settlement thereof, including interest on amounts actually paid by Licensors at the rate of the lesser of (i) 10% per annum, and (ii) the maximum rate permitted by applicable law, from the date of any payment made by Licensors through and including the date the amount any such payment is reimbursed by Telcordia hereunder and court costs (including court-awarded interest) and reasonable attorneys' fees and disbursements of counsel (including legal or other expenses reasonably incurred in connection with investigating or defending the same), incurred by any of the Licensors Indemnified Parties arising out of, or alleged to arise out of, or based upon, or alleged to have been based upon any of the following:

     7.1.1 any breach of any covenant of Telcordia, or inaccuracy or omission in any representation or warranty, contained in this Agreement; or

     7.1.2 any claims by any creditor or alleged creditor of Telcordia to the effect that the Licensors Indemnified Parties, or any of them, are responsible or liable for the debts, obligations, commitments or other obligations of Telcordia.

     7.2 INDEMNIFICATION BY LICENSOR. Regardless of any investigation made at any time by or on behalf of Telcordia, or any information that Telcordia may have, Licensor unconditionally agrees to protect, defend, indemnify and save and hold Telcordia, and each of Telcordia's subsidiaries, Affiliates, officers, directors, attorneys, accountants, agents and employees (the "TELCORDIA INDEMNIFIED PARTIES"), free and harmless from and against any and all costs, demands, losses, claims, liabilities, fines, penalties, assessments, damages (whether or not "punitive" in nature), including the burden and expense of defending against all Third Party Claims and Regulatory Actions (even if such Third Party Claims or Regulatory Actions are groundless, false or fraudulent), or amounts paid in settlement thereof, including interest on amounts actually paid by Telcordia at the rate of the lesser of (i) 10% per annum, and (ii) the maximum rate permitted by applicable law, from the date of any payment made by Telcordia through and including the date the amount any such payment is reimbursed by Telcordia hereunder and court costs (including court-awarded interest) and reasonable attorneys' fees and disbursements of counsel (including legal or other expenses reasonably incurred in connection with investigating or defending the same), incurred by any of the Telcordia Indemnified Parties arising out of, or alleged to arise out of, or based upon, or alleged to have been based upon any of the following:

     7.2.1 any breach of any covenant of Licensor, or inaccuracy or omission in any representation or warranty, contained in this Agreement; or

     7.2.2 any claims by any creditor or alleged creditor of Licensor to the effect that the Telcordia Indemnified Parties, or any of them, are responsible or liable for the debts, obligations, commitments or other obligations of Licensor.

     7.3 INDEMNIFICATION PROCEDURE. A party entitled to be indemnified, as set forth under this Agreement (the "INDEMNIFIED PARTY"), shall notify the party responsible for such indemnification (the "INDEMNIFYING PARTY") in writing as soon as practicable, and within five (5) business days of notice or assertion of such claim(s); PROVIDED, that failure to timely notify the Indemnifying Party within such time frame shall not relieve such Indemnifying Party of its obligations under this section unless and only to the extent that the Indemnifying Party is actually prejudiced by such failure to notify. The Indemnifying Party must afford the Indemnified Party the opportunity to participate, at its sole expense, in the defense of any claim, PROVIDED, HOWEVER, that the Indemnifying Party shall at all times have the right to control all aspects of the handling of such claim, including but not limited to, the selection of counsel, and any compromise, settlement or other resolution of such claim; PROVIDED, FURTHER, that the Indemnifying Party shall not have the right to settle any claim against the Indemnified Party without the Indemnified Party's prior written consent, unless such settlement provides for a full and unconditional release of all liability against the Indemnified Party.

8.   GENERAL

     8.1 GOVERNING LAW. This Agreement will be interpreted in accordance with the laws of the State of [Delaware], without regard to the conflicts of laws principles thereof.

     8.2 ASSIGNMENT. This Agreement may not be assigned by either party to any third party without the express written approval of the other party, such approval not to be unreasonably withheld, and any attempt at such an unapproved assignment will be null and void.

     8.3 NOTICES. All required legal notices will be in writing addressed to the respective parties as set forth herein and will either be (i) personally delivered, (ii) transmitted by postage prepaid certified mail, return receipt requested, (iii) transmitted by nationally recognized private express courier, or (iv) sent by telecopier or facsimile transmission, and will be deemed to have been given on the date of receipt. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this section. The addresses for the parties are as follows:

If to Telcordia:         Telcordia Technologies, Inc.
                         445 South Street 1C301R
                         Morristown, NJ  07960-6438
                         Attention: Stephen P. Noonan
                         Facsimile: (973) 829-4208

If to Licensors:         c/o Valence Technology, Inc.
                         301 Conestoga Way
                         Henderson, NV 89015
                         Attention:  Lev M. Dawson
                         Facsimile:  (702) 558-1001

     8.4 FORCE MAJEURE. Neither party will be responsible for any failure to perform its obligations under this Agreement due to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, or floods.

     8.5 WAIVER. The waiver, express or implied, by either party of any breach of this Agreement by the other party will not waive any subsequent breach by such party of the same or a different kind.

     8.6 HEADINGS. The headings to the sections and exhibits of this Agreement are included merely for convenience of reference and do not affect the meaning of the language included therein.

     8.7 INDEPENDENT CONTRACTORS. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement will be interpreted as constituting either party the joint venturer, employee or agent of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

     8.8 SEVERABILITY. In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, the other provisions of this Agreement will remain in full force and effect.

     8.9 ATTORNEY'S FEES. Should either party hereto initiate a legal or administrative action or proceeding (an "ACTION") to enforce any of the terms or conditions of this Agreement, the prevailing party (as determined by the court or other fact-finder) will be entitled to recover from the losing party all actual costs of the Action, including without limitation attorneys' fees and costs regardless of any statutory awards or limitations.

     8.10 SURVIVAL. SECTIONS 1, 2.2-2.3, 3.4-3.5 AND 4-8 will survive termination of this Agreement.

     8.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, will be deemed to be an original.

     8.12 ENTIRE AGREEMENT. This Agreement, including the exhibits attached hereto, constitutes the entire Agreement and understanding between the parties, and integrates all prior discussions between the parties related to its subject matter. No modification of any of the terms herein will be valid unless in writing and signed by an authorized representative of each party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


VALENCE TECHNOLOGIES, INC.                    TELCORDIA TECHNOLOGIES, INC.

By: /S/ LEV M. DAWSON                         By: /S/ WARD REED
    --------------------------                    -----------------------------
Name:    LEV M. DAWSON                        Name:     Ward Reed
Title:   CEO                                  Title:   CVP and CFO



VALENCE CAYMAN ISLANDS LIMITED                VALENCE TECHNOLOGY (NEVADA), INC.

By: /S/ LEV M. DAWSON                         By: /S/ LEV M. DAWSON
    --------------------------                    -----------------------------
Name:    LEV M. DAWSON                        Name:    LEV M. DAWSON
Title:   CEO                                  Title:   CEO